Exhibit l.3

K&L Gates LLP

1601 K Street N.W.

Washington, D.C. 20006

November 22, 2010

Nuveen Build America Bond Opportunity Fund

333 West Wacker Drive

Chicago, Illinois 60606

Nuveen Build America Bond Opportunity Fund

As counsel for Nuveen Build America Bond Opportunity Fund (the “Registrant”), we consent to the incorporation by reference of our opinion, filed with Pre-effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-167407 and 811-22425) on October 25, 2010.

In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ K&L Gates LLP
K&L Gates LLP